Exhibit 99.1

Quotient Technology Inc. Announces Fourth Quarter and Full Year 2020 Results

Fourth Quarter 2020

Record Quarterly Revenue of $142.5M, up 20% over Q4 2019
Signed First New Retail Partnership in Automotive Vertical

Full Year 2020

Revenue of $445.9M, up 2% over 2019
Added Four Partnerships in Core Verticals

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--February 10, 2021--Quotient Technology Inc. (NYSE: QUOT), the leading digital media and promotions technology company that creates cohesive omnichannel brand-building and sales-driving opportunities to deliver valuable outcomes for consumer-packaged goods (CPGs) manufacturers, retailers and consumers, today reported financial results for the fourth quarter ended December 31, 2020. Quotient’s complete fourth quarter and full year 2020 financial results and management commentary can be found by accessing the Company’s stockholder letter under Key Resources on the overview page of the investor relations website.

Additional Financial Highlights:

Q4 2020

  GAAP Net Loss of $25.3M
  Adjusted EBITDA of $17.9M

FY 2020

  GAAP Net Loss of $65.4M
  Adjusted EBITDA of $46.0M

“2020 was a year of progress for Quotient and I am pleased that we ended strong with another record setting quarter in Q4,” said Steven Boal, CEO. “The foundation we built last year has propelled us forward in 2021. With current market tailwinds like the shift to digital, combined with our growth drivers and our dedicated and focused team, we are already witnessing increased demand for our solutions in Q1 2021 and look forward to the opportunities ahead of us.”

Recently, our Board of Directors authorized a stock buyback program of up to $50.0 million of Quotient’s common stock, effective February 16, 2021, through a new 10B5-1 plan that expires on February 16, 2022.

Additionally, Quotient is moving its company headquarters from California to Utah in 2021.

Conference Call Information

The Company has posted a stockholder letter and an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q4 2020 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. We suggest registering at least 15 minutes before the start of the call to receive your unique PIN code. You may also access the call and register with a live operator by dialing (866) 270-1533, or outside the U.S. (412) 317-0797, at least 15 minutes prior to the 2:00 p.m. PT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with Adjusted EBITDA, a non-GAAP financial measure. Quotient believes that this non-GAAP measure provides investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating this metric can provide a useful measure for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, certain acquisition-related costs, loss contingency/settlement related to a contract dispute, and restructuring charges. We exclude these items because we believe these items do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of our current or past operating performance.

There are a number of limitations related to the use of this non-GAAP financial measure. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant GAAP financial measure.

This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include the Company’s current expectations regarding demand for the Company's solutions, market dynamics causing a shift to digital solutions and growth drivers. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to generate positive cash flow and become profitable; the amount and timing of digital marketing spend by CPGs and shifts in CPG spend to digital solutions; the Company’s ability to adapt to changing market conditions and data regulations, including the Company’s ability to adapt to changes in consumer habits and consumer data privacy concerns; the impacts of the ongoing COVID-19 pandemic, which may continue to significantly impact our business, plans and results of operations, as well as the value of our common stock; the Company's expectations regarding growth drivers; and other factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Reports on Form 10-Q filed with the SEC on November 6, 2020 and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is the leading digital media and promotions technology company that creates cohesive omnichannel brand-building and sales-driving opportunities to deliver valuable outcomes for advertisers, retailers and consumers. The Quotient platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers and retailers, including Clorox, Procter & Gamble, General Mills, Unilever, Albertsons Companies, CVS, Dollar General and Peapod Digital Labs, a company of Ahold Delhaize USA. Quotient is headquartered in Mountain View, California, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$222,752	$224,764
Accounts receivable, net	137,649	125,304
Prepaid expenses and other current assets	18,547	22,026
Total current assets	378,948	372,094
Property and equipment, net	17,268	13,704
Operating leases right-of-use-assets	16,222	7,211
Intangible assets, net	44,898	69,752
Goodwill	128,427	128,427
Other assets	1,029	750
Total assets	$586,792	$591,938
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,959	$19,116
Accrued compensation and benefits	14,368	15,232
Other current liabilities	70,620	50,032
Deferred revenues	12,027	10,903
Contingent consideration related to acquisitions	8,524	27,000
Total current liabilities	121,498	122,283
Other non-current liabilities	18,314	7,119
Contingent consideration related to acquisitions	20,930	9,220
Convertible senior notes, net	177,168	166,157
Deferred tax liabilities	1,853	1,937
Total liabilities	339,763	306,716

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	698,333	671,060
Accumulated other comprehensive loss	(1,001)	(916)
Accumulated deficit	(450,304)	(384,923)
Total stockholders' equity	247,029	285,222
Total liabilities and stockholders' equity	$586,792	$591,938

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues	$142,529	$118,532	$445,887	$436,160
Cost of revenues(1)	92,469	72,219	277,914	263,606
Gross Margin	50,060	46,313	167,973	172,554
Operating Expenses:
Sales and marketing(1)	31,124	27,541	104,527	101,244
Research and development(1)	11,358	10,771	40,316	39,076
General and administrative(1)	14,720	14,227	54,177	58,328
Change in fair value of contingent consideration	14,446	519	20,234	1,571
Total operating expenses	71,648	53,058	219,254	200,219
Loss from operations	(21,588)	(6,745)	(51,281)	(27,665)
Interest expense	(3,691)	(3,539)	(14,521)	(13,955)
Other income, net	432	1,009	1,140	5,223
Loss before income taxes	(24,847)	(9,275)	(64,662)	(36,397)
Provision for (benefit from) income taxes	458	285	719	660
Net loss	$(25,305)	$(9,560)	$(65,381)	$(37,057)

Net loss per share, basic and diluted	$(0.28)	$(0.11)	$(0.72)	$(0.41)

Weighted-average shares used to compute net loss per share, basic and diluted	91,300	89,123	90,412	91,163

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of revenues	$479	$521	$1,743	$2,193
Sales and marketing	1,399	1,816	5,311	6,812
Research and development	1,108	1,225	3,831	4,804
General and administrative	4,364	4,883	17,486	18,328
Total stock-based compensation	$7,350	$8,445	$28,371	$32,137

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2020	2019
	(unaudited)
Cash flows from operating activities:
Net loss	$(65,381)	$(37,057)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	36,352	31,437
Stock-based compensation	28,371	32,137
Amortization of debt discount and issuance cost	11,011	10,438
Allowance for credit losses	888	1,227
Deferred income taxes	719	660
Change in fair value of contingent consideration, net	20,234	1,571
Impairment of capitalized software development costs	—	3,579
Other non-cash expenses	3,275	2,392
Changes in operating assets and liabilities:
Accounts receivable	(13,232)	(7,142)
Prepaid expenses and other current assets	3,164	(11,145)
Accounts payable and other current liabilities	15,554	(62)
Payments for contingent consideration and bonuses	(15,418)	—
Accrued compensation and benefits	(197)	1,567
Deferred revenues	1,125	2,216
Net cash provided by operating activities	26,465	31,818

Cash flows from investing activities:
Purchases of property and equipment	(8,351)	(9,021)
Purchases of intangible assets	(3,018)	(14,811)
Acquisitions, net of cash acquired	—	(13,730)
Purchases of short-term investments	—	—
Proceeds from maturity of short-term investment	—	20,738
Net cash used in investing activities	(11,369)	(16,824)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	5,002	5,017
Payments for taxes related to net share settlement of equity awards	(7,203)	(9,838)
Repurchases and retirement of common stock under share repurchase program	—	(87,097)
Principal payments on promissory note and capital lease obligations	(391)	(317)
Payments for contingent consideration	(14,582)	—
Net cash used in financing activities	(17,174)	(92,235)
Effect of exchange rates on cash and cash equivalents	66	(23)
Net decrease in cash and cash equivalents	(2,012)	(77,264)
Cash and cash equivalents at beginning of period	224,764	302,028
Cash and cash equivalents at end of period	$222,752	$224,764

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(25,305)	$(9,560)	$(65,381)	$(37,057)
Adjustments:
Stock-based compensation	7,350	8,445	28,371	32,137
Depreciation and amortization	9,830	8,177	36,352	31,437
Acquisition related costs and other(1)	7,872	1,091	12,361	7,670
Change in fair value of contingent consideration	14,446	519	20,234	1,571
Interest expense	3,691	3,539	14,521	13,955
Other income, net	(432)	(1,009)	(1,140)	(5,223)
Provision for income taxes	458	285	719	660

Total adjustments	$43,215	$21,047	$111,418	$82,207

Adjusted EBITDA	$17,910	$11,487	$46,037	$45,150

(1) For the three and twelve months ended December 31, 2020, other includes restructuring charges of zero and $1.5 million, respectively, and loss contingency and settlement of $6.8 million and $8.8 million, respectively, related to a contract dispute. For the three and twelve months ended December 31, 2019, other includes restructuring charges of zero and $4.3 million, respectively.

Contacts

Investor Relations Contact:
Christine Marchuska
Director of Investor Relations
cmarchuska@quotient.com
Phone: 917-232-0852